Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-74635 and 333-74631) pertaining to the Total Research Corporation 1995 and 1986 Stock Incentive Plans and in the related Prospectus of our report dated August 27, 1999, with respect to the consolidated financial statements and schedule of Total Research Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1999.




MetroPark, NJ
September 28, 1999                                       /s/  ERNST & YOUNG LLP
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                                                         ERNST & YOUNG LLP